Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-117535) pertaining to the TRW Automotive Retirement Savings Plan for Hourly Employees of our report dated June 26, 2013, with respect to the financial statements and schedule of the TRW Automotive Retirement Savings Plan for Hourly Employees included in this Annual Report (Form 11-K) for the year ended December 31, 2012.

/s/ Ernst & Young LLP

Detroit, Michigan

June 26, 2013